UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 21, 2008
Date of Report (date of earliest event reported)
OMNITURE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-52076	87-0619936

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
550 East Timpanogos Circle
Orem, UT 84097
(Address of principal executive offices, including zip code)
(801) 722-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On October 21, 2008, Omniture, Inc., a Delaware corporation (“Omniture”), entered into a second amendment with Silicon Valley Bank to that certain Third Amended and Restated Loan and Security Agreement, dated August 17, 2007, to extend the maturity date with respect to its revolving line of credit under and to waive certain requirements with respect to the agreement and to obtain consent to its proposed acquisition of certain of the assets of Mercado Software Limited. This description is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.
Item 2.02. Results of Operations and Financial Condition.
On October 22, 2008, Omniture issued a press release and is holding a conference call relating to its results for the quarter ended September 30, 2008. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
Omniture is making reference to non-GAAP financial information in both the press release and the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.
This information furnished under “Item 2.02. Results of Operations and Financial Condition,” including the Exhibit 99.1 related thereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any disclosure document of Omniture, except as shall be expressly set forth by specific reference in such document.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
10.1	Silicon Valley Bank Second Amendment to Third Amended and Restated Loan and Security Agreement, dated October 21, 2008.

99.1*	Text of press release of Omniture, Inc., issued on October 22, 2008.

*	Furnished herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNITURE, INC.
	By:	/s/ Michael S. Herring
Michael S. Herring
Dated: October 22, 2008		Chief Financial Officer and Executive Vice President

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Silicon Valley Bank Second Amendment to Third Amended and Restated Loan and Security Agreement, dated October 21, 2008.

99.1*	Text of press release of Omniture, Inc., issued on October 22, 2008.

*	Furnished herewith.